Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2020 Incentive Award Plan and the 2020 Employee Stock Purchase Plan of GoHealth, Inc. of our report dated May 8, 2020, with respect to the financial statement of GoHealth, Inc. included in the Registration Statement, as amended (Form S-1 No. 333-239287) and related Prospectus of GoHealth, Inc., filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Chicago, Illinois
February 10, 2021